EXHIBIT 3.2


Execution Copy


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    SECURITIZED ASSET BACKED RECEIVABLES LLC


















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                                TABLE OF CONTENTS

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1.  NAME...................................................................1

2.  FORMATION..............................................................1

3.  PURPOSE................................................................1

4.  REGISTERED OFFICE OF THE COMPANY.......................................2

5.  MEMBER.................................................................2

6.  OFFICERS...............................................................2

7.  CAPITAL CONTRIBUTIONS..................................................2

8.  ACCOUNTS, BOOKS AND RECORDS AND COMPANY SEAL...........................2

9.  CERTIFICATE OF LIMITED LIABILITY COMPANY INTERESTS.....................2

10.   ALLOCATION OF PROFIT AND LOSS DISTRIBUTIONS..........................2

11.   ADMISSION OF ADDITIONAL MEMBERS......................................2

12.   LIABILITY OF MEMBER..................................................2

13.   VOLUNTARY WITHDRAWAL OF MEMBER.......................................2

14.   TERM, WINDING UP, LIQUIDATION, AND DISTRIBUTION OF ASSETS............2

15.   TRANSFER OF INTERESTS................................................2

16.   LIABILITY OF THE MEMBER..............................................2

17.   INDEMNIFICATION......................................................2

18.   NOTICES..............................................................2

19.   AMENDMENT............................................................2

20.   INVESTOR REPRESENTATION..............................................2

21.   SUCCESSORS AND ASSIGNS...............................................2

22.   SEVERABILITY.........................................................2

23.   HEADINGS.............................................................2

24.   GOVERNING LAW........................................................2

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                    SECURITIZED ASSET BACKED RECEIVABLES LLC


LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Securitized Asset Backed Receivables LLC (the "Company"), made and entered into as of October 6, 2003 by Barclays Bank PLC (the "Member") and such other persons as may hereafter be admitted from time to time as members hereunder (collectively referred to in this Agreement as the "Member").

                               W I T N E S S E T H
                               - - - - - - - - - -

WHEREAS, the Company was formed pursuant to Section 18-201 of the Limited Liability Company Act of the State of Delaware (as the same may be amended from time to time, the "Act"), by filing of a Certificate of Formation with the Secretary of State of the State of Delaware on and as of August 6, 2003; and

WHEREAS, the Member desires to provide for its respective rights, duties and obligations and the operation and management of the Company for the purposes stated herein.

NOW, THEREFORE, the party hereto organizes the Company in accordance with the Act and subject to the terms of this Agreement.

1.    NAME

      The name of the Company shall be Securitized Asset Backed Receivables LLC, and its business shall be carried on in such name, or in such other names as the Member may from time to time determine.

2.    FORMATION

      The Company was formed on August 6, 2003. The Member or any Officer (as such term is defined in this Agreement) of the Company to whom such authority is delegated, shall hereafter execute, or cause to be executed, all other instruments, certificates, notices and documents, and shall do, or cause to be done, all such filings, recordings, publications and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements of the Act and under the laws of all other jurisdictions in which the Company does or desires to conduct business.

3.    PURPOSE

      The Company is formed for the object and purpose of acting on behalf of the Member in connection with the Member's whole loan acquisition and securitization business (the "Whole Loan Business"), including the purchase of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing sales contracts, installment loan agreements or beneficial interests in them, and home equity lines of credit and retail installment sale and installment loan contracts secured by, or closed-end or open-end lease contracts on, new or used automobiles, light duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans, and claims on related insurance policies (collectively, the "Asset Pools") and the issue and offer and sale of securities backed by the Asset Pools through trust funds or otherwise. The Company shall also have the authority


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      to engage in any lawful business or activity that now or hereafter may be necessary, incidental, proper or advisable or convenient to accomplish the foregoing purposes.

4.    REGISTERED OFFICE OF THE COMPANY

      The name of the registered agent and address of the registered office of the Company is as follows:

            Name:                            Address:

            The Corporation Trust            Corporation Trust Center
            Company                          1209 Orange Street
                                             Wilmington, Delaware 19801

5.    MEMBER

5.1   Member

      The name and the business, residence, or mailing address of the Member of the Company is as follows:

                  Name:                             Address:

                  Barclays Bank PLC                 54 Lombard Street London,
                                                    England EC3P 3AH UK


      The Member shall have the rights and obligations of a "member" within the meaning of Section 18-101(11) of the Act and shall be the holder of a limited liability company interest in the Company within the meaning of
      Section 18-101(8) of the Act. The entire "limited liability company interest" within the meaning of Section 18-101(8) of the Act in the Company shall be divided into 100 equal portions (each such portion hereinafter referred to as a "Share."). The number of Shares may be increased in accordance with Section 7(b) of this Agreement.

      (a) Power. Except as delegated by the Member to any Officer or other persons or entities ("Delegates") or delegated by any Officer to a Delegate pursuant to Section 6.3 of this Agreement, the business of the Company shall be conducted under the exclusive management of the Member, who shall have exclusive authority to act for the Company in all matters. The Member shall individually have the power and authority to take any and all action necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3 of this Agreement, including but not limited to the power and authority to:

            (i) conduct its business, carry on its operations, and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient, or incidental to the accomplishment of the purpose of the Company;

            (ii) to acquire, by purchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, sell, transfer, assign, convey, exchange, lend, lease, sublease, mortgage, charge, pledge, grant security interests in, demolish or otherwise dispose of or deal with all or any part of the Company's interest in the assets of the Company;


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            (iii)   in furtherance of the Company's purposes and business,
                    acquire Asset Pools from the Member, establish trust funds for the issue, offer and sale of securities, and issue, offer and sell securities, and other obligations of the Company in the United States and elsewhere;

            (iv) perform, or cause to be performed, all of the Company's obligations under any agreement of any kind, including, without limitation, contracts with the Member or any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the Member ("Affiliates"), and including this Agreement;

            (v) lend, advance or deposit proceeds from the issue or sale of securities or other obligations of the Company to the Member or any of its Affiliates;

            (vi) sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

            (vii) execute and deliver such documents on behalf of the Company as the Member may deem necessary or desirable for the Company's business, including the execution of agreements of merger and consolidation;

            (viii) employ such accountants, attorneys or other persons as shall be necessary for the proper operation of the Company;

            (ix) indemnify any person or entity and to obtain all types of insurance;

            (x)     open and maintain bank accounts for the Company's funds; and

            (xi) do any act which is necessary or desirable to carry out any of the foregoing.

      (b) Members Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Member may be taken without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the Members and such consent is filed with the minutes of the proceedings of the Member.

5.2   Outside Interests

      The Member may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description, whether or not any such business venture competes with the business of the Company, and the Company shall not have any right in any such activities or the income or profits derived therefrom.

6.    OFFICERS

6.1 Appointment. The Member may, but shall not have obligation to, elect one or more of the following officers (the "Officers") to supervise operations of the Company on a day-to-day basis: a president, one or more senior vice-presidents, vice-presidents, secretary, assistant secretaries, treasurer, assistant treasurers and such other Officers as the Member may determine. The Member shall determine the powers, duties and salaries of such Officers and other relevant terms and conditions regarding such offices. All Officers shall be subject to the supervision and direction of the Member. The authority, duties or responsibilities of any Officer may be suspended by the president of the Company with or without cause. Any Officer elected by the Member may be removed by the Member with or without cause. Any Officer may resign at any time upon written notice to the Company. The resignation shall be


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      effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation.

6.2   Election, Term of Office and Resignations.

      (a) Unless otherwise determined by the Member, the Officers of the Company, except those elected by delegated authority pursuant to
            Section 6.3 of this Agreement, shall be elected by the Member. Each Officer shall hold office for the term for which he or she is elected and until a successor has been selected and qualified or until his or her earlier death, incapacity, resignation, or removal.

      (b) Any Officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt by the Company of, or at such subsequent time as may be specified in the notice of resignation.

6.3 Subordinate Officers, Committees and Agents. The Member may from time to time elect such other Officers and appoint such committees, Delegates, employees, or other agents as the business of the Company may require (including, without limitation, one or more assistant secretaries or assistant treasurers), each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement, or as the Member may from time to time determine. The Member may delegate to any Officer or committee the power to elect subordinate officers and to retain or appoint Delegates, employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, Delegates, employees, or other agents.

6.4 Removal of Officers and Agents. Any Officer, Delegate, employee or agent of the Company may be removed by the Member with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an Officer, Delegate, employee or agent shall not of itself create contract rights.

6.5 Vacancies. A vacancy in any office because of death, incapacity, resignation, removal, disqualification, or any other cause, may be filled by the Member.

6.6 Salaries. The salaries, if any, of the Officers elected by the Member shall be fixed from time to time by the Member. The salaries or other compensation of any other Officers, Delegates, employees and other agents shall be fixed from time to time by the Officer or committee to which the power to elect such Officers or to retain or appoint such Delegates, employees or other agents has been delegated pursuant to Section 6.3. No Officer, Delegate, employee or agent shall be prevented from receiving such salary or other compensation by reason of the fact that the Officer is also an Officer of the sole Member of the Company.

7.    CAPITAL CONTRIBUTIONS

      (a) Existing Contributions. Simultaneously with the execution and delivery of this Agreement, the Member's contribution to the Corporation shall be deemed to have been a contribution to the Company and such contribution amounts to 10 Shares.

      (b) Future Contributions. The Member may, but is not obligated to, contribute the amounts in cash to the Company and shall receive in return for such investments one Share for each $1 (one dollar) of cash contribution made. Each such Share received by the Member shall result in an equivalent increase in the total number of Shares.


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8.    ACCOUNTS, BOOKS AND RECORDS AND COMPANY SEAL

      The fiscal year of the Company shall be fixed by the Member. The secretary of the Company shall keep the records required to be kept pursuant to the Act, and any other books and records with respect to the Company as the Member in its sole discretion shall deem necessary or desirable. The books and records shall at all times be maintained at the principal office of the Company and shall be open to reasonable inspection and examination of the Member pursuant to Section 18-305 of the Act. A Company seal shall not be a requisite to the validity of any instrument by or on behalf of the Company, but may be used.

9.    CERTIFICATE OF LIMITED LIABILITY COMPANY INTERESTS

      The Company may, if so requested by the Member, issue to the Member, a certificate of limited liability company interest, pursuant to Section 18 702 of the Act. The Shares are governed by Article 8 of the Uniform Commercial code of the State of Delaware.

10.   ALLOCATION OF PROFIT AND LOSS DISTRIBUTIONS

10.1 The Company's profits and losses shall be allocated entirely to the Member, as the sole and exclusive Member of the Company.

10.2 The income and assets of the Company belong beneficially to the Company. Upon liquidation of the Company, liquidating distributions shall be made in accordance with Section 10.1 above.

11.   ADMISSION OF ADDITIONAL MEMBERS

      It is the intention of the Member that the Company shall constitute a single member limited liability company that shall be disregarded as an entity separate from the Member for United States Federal income tax purposes within the meaning of Treasury Regulation ss.301.7701-2 and ss.301.7701-3, promulgated under the Internal Revenue Code of 1986, as amended and currently in effect. Accordingly, unless and until this Agreement shall be amended to provide for the contrary, no additional members may be admitted to the Company.

12.   LIABILITY OF MEMBER

      The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

13.   VOLUNTARY WITHDRAWAL OF MEMBER

      The Member may withdraw from the Company in accordance with the Act.

14.   TERM, WINDING UP, LIQUIDATION, AND DISTRIBUTION OF ASSETS

14.1 The existence of the Company shall be perpetual, provided that it continues to have at least one Member and except as otherwise required by law.

14.2 The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following events:

      (a)   the written consent of the Member;

      (b) the entry of a decree of judicial dissolution under ss.18-802 of the Act; or


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      (c)   the bankruptcy, insolvency, withdrawal or dissolution of the Member or the occurrence of any other event that terminates the continued membership of the Member.

14.3 In the event of a dissolution of the Company, the Member shall proceed with reasonable promptness to sell all or some of the assets owned by the Company and to liquidate the business of the Company. Upon dissolution, the assets of the Company and the proceeds of the liquidation of its business shall be used and distributed in the following order:

      (a) any liabilities and liquidating expenses of the Company will first be paid; and

      (b) the amount then remaining shall be paid or distributed to the Member.

      Non-cash assets of the Company, including, without limitation, financial instruments, upon the approval of the Member, may be distributed in kind on the basis of their fair market values as determined by the Member.

15.   TRANSFER OF INTERESTS

15.1 The Member may sell, transfer, assign, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber all or any part of its Shares or economic interest in the Company (including, without limitation, the right to receive distributions and allocations) in its sole discretion.

15.2 In the event of any transfer of all or any part of an interest in the Company in accordance with Section 15.1, the transferee shall be deemed, and shall be admitted as, a substitute Member upon the transferee's execution and delivery to the Company of a counterpart of this Agreement, evidencing the transferee's agreement to be bound by all of the terms and conditions of this Agreement. Any such transferee may be admitted to the Company as a Member and may receive interest in the Company without making a contribution or being obligated to make a contribution to the Company.

16.   LIABILITY OF THE MEMBER

      The Member shall not be personally liable either for the obligations, contracts, debts or liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Member for liabilities of the Company.

17.   INDEMNIFICATION; RELIANCE

17.1 To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each of the former or current Officers, Member and, at the discretion of the Member, any current or former Delegate, employee or agent of the Company (collectively, the "Covered Persons"), against any losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or otherwise), including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any judgements, fines or amounts expended in settlement of any claim (whether civil, criminal, administrative, investigative or otherwise) threatened, pending or completed by reason of the fact that he or she was a Member, Officer, Delegate, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.


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17.2  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.


18.   NOTICES

      All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by registered or certified mail, return receipt requested, with postage paid, or by a nationally recognized overnight courier addressed as follows:

      (a)   If to the Company to:

            200 Park Avenue
            New York, NY 10016

      (b) If to the Member, at the address set forth in Section 5.1 of this Agreement. Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. A Notice sent in compliance with the provisions of this Section 18 shall be deemed given on the second (2nd) business day next succeeding the day on which it is sent if sent by registered or certified mail or on the first (1st) business day following the day on which the notice was delivered to the overnight courier.

19.   AMENDMENT

      The Member, acting by a majority vote, may alter, amend or repeal this Agreement.

20.   INVESTOR REPRESENTATION

      The Member represents and warrants to the Company that it is acquiring its Shares for the Member's own account as an investment and without an intent to distribute the interest. The Member acknowledges that its Shares have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

21.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representative, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.


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22.   SEVERABILITY

      In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.

23.   HEADINGS

      The headings in this Agreement are for convenience only and shall not affect the meaning, construction or effect of this Agreement.

24.   GOVERNING LAW

      This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.










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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.


                                    Barclays Bank PLC,
                                    as sole Member



                                    By: /s/ Michael Wade
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                                        Name: Michael Wade







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